EXHIBIT 10.65

Amendment No. 3

Taylor Capital Group, Inc.

Deferred Compensation Plan

THIS AMENDMENT is made by Taylor Capital Group, Inc., a Delaware corporation (the “Employer”).

WHEREAS, THE EMPLOYER RESTATED THE TAYLOR CAPITAL GROUP, INC. DEFERRED COMPENSATION PLAN (THE “PLAN”), WITH AN EFFECTIVE DATE OF APRIL 1, 2001; AND

WHEREAS, THE EMPLOYER CURRENTLY MAINTAINS THIS PLAN FOR THE BENEFIT OF A SELECT GROUP OF MANAGEMENT AND HIGHLY COMPENSATED EMPLOYEES; AND

WHEREAS, PURSUANT TO SECTION 4.5 VESTING IN EVENT OF CHANGE OF CONTROL oF THE PLAN, IN THE EVENT THERE IS A CHANGE OF CONTROL, AS THAT TERM IS DEFINED IN THE PLAN DOCUMENT, ALL PREVIOUSLY UNVESTED PORTIONS OF A PLAN PARTICIPANT’S ACCOUNT SHALL IMMEDIATELY BECOME VESTED TO SUCH PLAN PARTICIPANT, OR SUCH PLAN PARTICIPANT’S BENEFICIARY OR ESTATE AS THE CASE MAY BE, AS OF THE DATE OF THE CHANGE OF CONTROL; AND

WHEREAS, THE EMPLOYER NOW WISHES TO AMEND SECTION 4.5 VESTING IN EVENT OF CHANGE OF CONTROL OF THE PLAN, TO PROVIDE FOR A NEW AND MORE COMPREHENSIVE DEFINITION OF CHANGE OF CONTROL FOR THE ADMINISTRATION OF THIS PLAN; AND

WHEREAS, SECTION 10.10 AMENDMENT AND TERMINATION of the Plan document confers to the Employer the sole authority to modify, amend and terminate the Plan, subject to non-applicable restrictions; and

WHEREAS, pursuant to the aforementioned authority to amend the Plan, the Employer herby amends the Plan with an effective date coinciding with the execution date of this Amendment No. 3.

NOW THEREFORE, in consideration of the foregoing premises, desires and promises contained in the Plan, the Plan shall be amended as follows:

1. Article 4, Vesting, Section 4.5 “Vesting in Event of Change of Control” of the Taylor Capital Group, Inc. Deferred Compensation Plan is to be revised to incorporate the following provision, in it’s entirety, as an amendment and replacement to the original provision:

“4.5 Vesting in Event of Change of Control. Notwithstanding any provision contained herein to the contrary, in the event that, prior to the time that the entire amount of the Matching, Discretionary and Executive Discretionary Contributions becomes vested a Change of Control occurs, then that portion of the Matching, Discretionary and Executive Discretionary Contributions which has not yet become vested shall immediately become vested to such Participant or such Participant’s Beneficiary or estate, as the case may be, as of the date of such Change of Control. For purposes of this

Agreement Change Of Control shall mean, and be deemed to have occurred, on the date of the first to occur any of the following:

(1) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) (other than the Taylor Family or an Employee Stock Ownership Plan established by the Company) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities and such person or group is or becomes the beneficial owner, directly or indirectly, of securities of the Company having a combined voting power greater than that beneficially owned, directly or indirectly, by the Taylor Family; or

(2) the majority of the members of the Company’s Board of Directors being replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors of the Company immediately prior to such appointment or election; or

(3) any reorganization, merger or consolidation (a “Reorganization”) involving the Company or the Bank unless at least 50% of the then outstanding shares of common stock of the surviving corporation is held by persons who are shareholders of the Company or the Bank, respectively, immediately prior to such Reorganization in substantially the same proportions as their ownership immediately prior to such Reorganization; or

(4) consummation of (i) a “going private” transaction of the Company within the meaning of Section 13(e) of the Exchange Act, or (ii) the sale or other disposition of all or substantially all of the assets of either the Company or the Bank, or (iii) the sale or other disposition of securities representing more than 70% of the voting power of the Bank; or

(5) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company under Section 275 of the Delaware General Corporation Law or any successor statute.

However, a Change in Control shall not occur under Paragraphs (2), (3) or (4) if the Taylor Family continues to be the beneficial owner, directly or indirectly, of more than 30% of the combined voting power of the then outstanding securities of the Company (or of the Bank for a Change in Control under Subparagraphs (3), (4)(ii), or 4 (iii) involving the Bank), and no other person or group is or becomes the beneficial owner, directly or indirectly, of securities of the Company (or the Bank for a Change in Control under Subparagraphs (3), (4)(ii) or 4(iii) involving the Bank) having combined voting power greater than that beneficially owned, directly or indirectly, by the Taylor Family.

For purposes of this definition of Change in Control, the Taylor Family means (i) Iris Taylor and the Estate of Sidney J. Taylor, (ii) a descendant (or a spouse of a descendant) of Sidney J. Taylor and Iris Taylor, (iii) any estate, trust, guardianship or custodianship for the primary benefit of any individual described in (i) or (ii) above, or (iv) a proprietorship, partnership, limited liability company, or corporation controlled directly or indirectly by one or more individuals or entities described in (i), (ii), or (iii) above.

For purposes of this definition of Change in Control the Company means Taylor Capital Group, Inc. or any successor entity, and the Bank means Cole Taylor Bank or any successor entity.

For purposes of this definition of Change in Control, Employee Stock Ownership Plan means a retirement plan that is qualified under Section 401(a) of the Internal Revenue Code and is sponsored by the Company (or a member of its controlled group, as determined under Section 414(b) of the Internal Revenue Code).

The term “Exchange Act” means the Securities Exchange Act of 1934. The terms “beneficial owner” and “beneficially owned” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

The term “outstanding securities” when used in the context of the “combined voting power of the Company’s then outstanding securities” shall mean only the common stock of the Company and securities convertible into such common stock.”

2. The Plan’s index shall be automatically amended to reflect the changes as provided for in this Amendment No. 3.

IN WITNESS WHEREOF, the undersigned duly authorized member of the Committee has caused the foregoing amendment to be executed this 18th day of December, 2002.

/s/ MELVIN E. PEARL
On behalf of the Committee as Aforesaid